EXHIBIT 99.1
PROPETRO’S FIRST ELECTRIC FRAC FLEET CONTRACTED UNDER A MULTI-YEAR AGREEMENT WITH LEADING PERMIAN OPERATOR

Placed Two Additional Electric Frac Fleet Orders

MIDLAND, Texas – December 6, 2022 – ProPetro Holding Corp. ("ProPetro" or the “Company") (NYSE: PUMP) today announced it has executed a contract with a leading independent Permian operator for use of ProPetro’s first electric-powered hydraulic fracturing fleet (“e-fleet”). Under the agreement, ProPetro will provide committed services for a three-year period following the delivery of the e-fleet.

The contracted equipment will be deployed primarily to support simul-frac operations and will initially utilize Tier IV DGB ("Dynamic Gas Blending") dual-fuel equipment, and transition to an e-fleet upon delivery, which is expected in the third quarter of 2023.

Sam Sledge, Chief Executive Officer, commented, “With this agreement, we have entered the next phase of our fleet transition, and we are excited to help our customers substantially lower their completion costs and emissions. By transitioning our fleet to electric-powered equipment while doing so through a capital-light and unique lease agreement with our equipment manufacturer, we are setting ProPetro on a path for lower costs, enhanced competitiveness, and a more sustainable and durable earnings and cash flow profile, for the benefit of our stakeholders and shareholders alike. The agreement marks a major turning point for ProPetro and is another accomplishment in our defined long-term strategy to industrialize our business.”

Two Additional Electric Frac Fleet Orders Placed

The Company also announced it has executed orders for two additional electric frac fleets with expected delivery in the fourth quarter of 2023. This additional order brings a total of four electric frac fleets to ProPetro's hydraulic fracturing offering furthering the Company's fleet transition to next-generation equipment. These two orders announced today in addition to the two orders placed in August 2022 will be acquired under the long-term lease agreement previously announced. Moving forward, the Company expects the orders for these electric assets to substitute further capital investments needed to maintain our conventional diesel equipment.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing completions services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

EXHIBIT 99.1
Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

EXHIBIT 99.1
Investor Contacts:
David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-227-0864

Matt Augustine
Senior Manager - Corporate Development & Investor Relations
matt.augustine@propetroservices.com
432-848-0871

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